Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Fourth Quarter and Full Year 2021 Operating Results

●	Full year 2021 revenue of $887 million grew 39% year-over-year; 5-year CAGR 26%

●	Full year 2021 inspection & metrology revenue grew 130% year-over-year

●	Full year 2021 interface products revenue grew 25% year-over-year

●	Q4 Gross margin of 44.0%; non-GAAP gross margin of 44.1%

●	Q4 design-wins expanding Semitest sales in automotive, display driver and RF-FEM segments

●	Repurchased 206,572 shares of Common Stock in Q4

POWAY, Calif., February 10, 2022 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2021 fourth quarter net sales of $191.9 million and GAAP income of $20.9 million or $0.42 per share. Net sales for full year 2021 were $887.2 million with GAAP income of $167.3 million or $3.45 per share.(1)

The Company also reported non-GAAP results, with fourth quarter 2021 income of $35.6 million or $0.72 per share and income of $155.1 million or $3.20 per share for full year 2021.(1)

GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2021	Q3 FY 2021	Q4 FY 2020	12 Months 2021	12 Months 2020

Net sales	$191.9	$225.1	$202.4	$887.2	$636.0
Income (loss)	$20.9	$23.7	$14.9	$167.3	$(13.8)
Income (loss) per share	$0.42	$0.48	$0.34	$3.45	$(0.33)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2021	Q3 FY 2021	Q4 FY 2020	12 Months 2021	12 Months 2020

Income	$35.6	$34.6	$31.8	$155.1	$50.7
Income per share	$0.72	$0.70	$0.73	$3.20	$1.19

(1)	All amounts presented are from continuing operations.

Total cash and investments at year-end 2021 were $379.9 million and our Term Loan B principal amount was $103.1 million.

“Cohu delivered record revenue and profitability in 2021 with non-GAAP EPS of $3.20, up 169% year-over-year, demonstrating the scalability of our business model. We also had several design-wins that expanded our products into new customers, achieved year-over-year revenue growth of 130% in inspection & metrology and 25% in interface products, and supported a significant ramp in automotive and industrial segments,” said Cohu President and CEO Luis Müller. “We enter 2022 with strong 87% estimated test cell utilization and increasing demand for our products. We are excited by the customer traction and opportunity to broaden our Semitest applications with our Diamondx tester, growing interest in our Neon inspection & metrology technology, expansion in test interface products and many ongoing qualifications for our DI-Core data analytics software solution. As a result, we recently increased Cohu’s mid-term financial targets to revenue of $1 billion and non-GAAP EPS of $4.00 per share.”

Cohu expects first quarter 2022 sales to be between $188 million and $202 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss fourth quarter 2021 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on February 10, 2022. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 7648568. Webcast access will be available on the Investor Information section of the Company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, gain on sale of business, gain on sale of facility, employer payroll taxes related to accelerated vesting share-based awards, depreciation of purchase accounting adjustments to property, plant and equipment, reduction of indemnification receivable, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and gain (loss) on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding design wins in automotive, display driver and RF-FEM segments, estimated test cell utilization, increasing demand for our products, opportunities for our Diamondx tester and Neon inspection & metrology technology, expansion in test interface products, ongoing qualifications for DI-Core, Cohu’s mid-term financial targets (mid-term means a 3-5 year time horizon), Cohu’s first half 2022 or FY2022 outlook, % of incremental revenue expected to fall to operating income, estimated systems versus recurring sales, Cohu’s first quarter 2022 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, any future Term Loan B principal reduction, the amount, timing or manner of any share repurchases and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business, financial condition and results of operations; the COVID-19 pandemic has impacted, and is expected to continue to negatively impact, the operations of our key suppliers, customers and other business partners; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we have manufacturing operations in Asia and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; a failure to perform or unexpected downtime experienced by our sole contract manufacturer for certain semiconductor automated test equipment could adversely impact our operations; failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner could adversely impact our operations; we may not be able to increase prices to fully offset inflationary pressures on costs, such as raw and packaging materials, components and subassemblies, labor and distribution costs, which may impact our financial condition or results of operations; the semiconductor industry we serve is seasonal, volatile and unpredictable and increased cyclicality could have an adverse impact on our sales and gross margin; the semiconductor equipment industry is intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler and automated test equipment suppliers; we are exposed to the risks of operating in certain foreign locations from where Cohu manufactures certain products, and supports our sales and services to the global semiconductor industry; increasingly restrictive trade and export regulations may materially harm or limit Cohu’s business and ability to sell its products; the remaining indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, limit Cohu’s flexibility in responding to other business opportunities and increase Cohu’s vulnerability to adverse economic and industry conditions and the Tax Cuts and Jobs Act severely limits the deductibility of interest expense; we are exposed to other risks associated with additional potential acquisitions, investments and divestitures such as integration difficulties, disruption to our core business, dilution of stockholder value, and diversion of management attention; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; we have experienced significant volatility in our stock price; there may be changes in, and uncertainty with respect to, legislation, regulation and governmental policy in the United States; and our business and operations could suffer in the event of cybersecurity breaches within our operational systems or products.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)
	Three Months Ended (1)		Twelve Months Ended (1)
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Net sales	$191,860	$202,355	$887,214	$636,007
Cost and expenses:
Cost of sales (excluding amortization)	107,466	111,114	500,253	364,225
Research and development	22,596	22,762	91,963	86,151
Selling, general and administrative	31,123	33,584	126,958	129,248
Amortization of purchased intangible assets	8,246	9,898	35,414	38,746
(Gain) loss on sale of PCB Test business (2)	4,939	-	(70,815)	-
Restructuring charges	(165)	6,223	1,823	7,623
Impairment charges (3)	100	-	100	11,249
Gain on sale of facilities (4)	-	-	-	(4,495)
	174,305	183,581	685,696	632,747
Income from operations	17,555	18,774	201,518	3,260
Other (expense) income:
Interest expense	(1,041)	(2,855)	(6,413)	(13,759)
Interest income	42	14	239	224
Foreign transaction gain (loss)	726	(642)	411	(3,170)
Gain (loss) on extinguishment of debt (5)	-	(25)	(3,411)	268
Income (loss) from continuing operations before taxes	17,282	15,266	192,344	(13,177)
Income tax provision (benefit)	(3,607)	405	25,019	666
Income (loss) from continuing operations	20,889	14,861	167,325	(13,843)

Discontinued operations: (6)
Income from discontinued operations before taxes	-	-	-	46
Income tax provision	-	-	-	4
Income from discontinued operations	-	-	-	42
Net income (loss)	$20,889	$14,861	$167,325	$(13,801)

Income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.43	$0.35	$3.53	$(0.33)
Income from discontinued operations	-	-	-	0.00
Net income (loss)	$0.43	$0.35	$3.53	$(0.33)

Diluted:
Income (loss) from continuing operations	$0.42	$0.34	$3.45	$(0.33)
Income from discontinued operations	-	-	-	0.00
Net income (loss)	$0.42	$0.34	$3.45	$(0.33)

Weighted average shares used in computing income (loss) per share: (7)
Basic	48,657	42,125	47,409	41,854
Diluted	49,427	43,486	48,460	41,854

(1)	The three- and twelve-month periods ended December 25, 2021 and December 26, 2020 were both comprised of 13 weeks and 52 weeks, respectively.
(2)

On June 24, 2021 the Company completed the divestment of its PCB Test business. The divestment of this business did not qualify for presentation as discontinued operations and the results of the PCB Test business are included in continuing operations for all periods presented.

(3)

Included in our results for the three- and twelve-month periods ended December 25, 2021 and twelve-month period ended December 26, 2020 are impairment charges recorded to write certain of our in-process research and development assets (“IPR&D”) obtained as part of our acquisition of Xcerra down to current estimated fair values.

(4)

During 2020 we completed the sale of our facilities in Rosenheim, Germany and in Penang, Malaysia which generated a gain of $4.5 million. Both facilities were sold as part of the previously announced Xcerra integration program.

(5)

Early prepayments of outstanding Term Loan B made during 2021 resulted in a loss from the extinguishment of debt. In the fourth quarter of 2020 we repurchased and retired $20.0 million of our outstanding Term Loan B which resulted in a loss from the extinguishment of debt. For the full year ended December 26, 2020, total repurchases and retirements of Term Loan B were $36.4 million and resulted in a gain from the extinguishment of debt. Gain (loss) on extinguishment of debt is the net result after any cash gain is offset by the required reduction in our capitalized debt issuance costs and original issuance discounts.

(6)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of this business have been presented as discontinued operations. In February 2020, we completed the sale of this business.

(7)

For the twelve-month period ended December 26, 2020, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the “control number” concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)
	December 25,	December 26,
	2021	2020
Assets:
Current assets:
Cash and investments	$379,905	$170,027
Accounts receivable	192,873	151,919
Inventories	161,053	142,500
Other current assets	16,962	20,600
Total current assets	750,793	485,046
Property, plant & equipment, net	63,957	66,916
Goodwill	219,791	252,304
Intangible assets, net	177,320	233,685
Operating lease right of use assets	25,060	29,203
Other assets	22,123	23,192
Total assets	$1,259,044	$1,090,346

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$3,059	$5,314
Current installments of long-term debt (1)	11,338	3,075
Deferred profit	13,208	8,671
Other current liabilities	164,854	157,393
Total current liabilities	192,459	174,453
Long-term debt	103,393	311,551
Non-current operating lease liabilities	22,040	25,787
Other noncurrent liabilities	58,650	66,267
Cohu stockholders’ equity	882,502	512,288
Total liabilities & stockholders’ equity	$1,259,044	$1,090,346

(1)

On January 28, 2022, the Company prepaid $7 million of its term loan B debt facility. As a result of this prepayment occurring during the first fiscal quarter of 2022, $7 million has been classified as current installments of long-term debt as of December 25, 2021.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	December 25,	September 25,	December 26,
	2021	2021	2020
Income from operations - GAAP basis (a)	$17,555	$33,716	$18,774
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	136	239	252
Research and development (R&D)	584	889	802
Selling, general and administrative (SG&A)	2,329	2,586	2,867
	3,049	3,714	3,921
Amortization of purchased intangible assets (c)	8,246	8,879	9,898
Restructuring charges related to inventory adjustments in COS (d)	141	(836)	(550)
Restructuring charges included in operating expenses (d):
Selling, general and administrative	10	-	-
Restructuring charges (d)	(165)	31	6,223
Manufacturing and sales transition costs included in (e):
COS	(7)	-	26
R&D	-	-	6
SG&A	(2)	-	458
	(9)	-	490
Impairment charges (f)	100	-	-
Loss (gain) on sale of PCB Test business (g)	4,939	(90)	-
PP&E step-up included in SG&A (h)	-	145	145
Reduction of indemnification receivable included in SG&A (i)	75	-	111
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (j)	-	-	263
Income from operations - non-GAAP basis (k)	$33,941	$45,559	$39,275
Income from continuing operations - GAAP basis	$20,889	$23,733	$14,861
Non-GAAP adjustments (as scheduled above)	16,386	11,843	20,501
Tax effect of non-GAAP adjustments (l)	(1,650)	(964)	(3,556)
Income from continuing operations - non-GAAP basis	$35,625	$34,612	$31,806
GAAP income from continuing operations per share - diluted	$0.42	$0.48	$0.34
Non-GAAP income from continuing operations per share - diluted (m)	$0.72	$0.70	$0.73

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and the gains from the sale of the PCB Test business have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	9.1%, 15.0% and 9.3% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate the gains generated from the sale of the PCB Test business.
(h)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(i)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(j)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(k)	17.7%, 20.2% and 19.4% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Twelve Months Ended
	December 25,	December 26,
	2021	2020
Income from operations - GAAP basis (a)	$201,518	$3,260
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	828	893
Research and development (R&D)	3,017	3,245
Selling, general and administrative (SG&A)	9,947	10,096
	13,792	14,234
Amortization of purchased intangible assets (c)	35,414	38,746
Restructuring charges related to inventory adjustments in COS (d)	(558)	3,731
Restructuring charges included in operating expenses (d):
Selling, general and administrative	10	-
Restructuring charges (d)	1,823	7,623
Manufacturing and sales transition costs included in (e):
COS	(7)	26
R&D	-	6
SG&A	(2)	776
	(9)	808
Impairment charges (f)	100	11,249
Gain on sale of PCB Test business (g)	(70,815)	-
Gain on sale of facility (g)	-	(4,495)
PP&E step-up included in SG&A (h)	435	874
Reduction of indemnification receivable included in SG&A (i)	75	111
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (j)	300	263

Income from operations - non-GAAP basis (k)	$182,085	$76,404

Income (loss) from continuing operations - GAAP basis	$167,325	$(13,843)
Non-GAAP adjustments (as scheduled above)	(19,433)	73,144
Tax effect of non-GAAP adjustments (l)	7,194	(8,607)
Income from continuing operations - non-GAAP basis	$155,086	$50,694

GAAP income (loss) per share from continuing operations - diluted	$3.45	$(0.33)

Non-GAAP income per share - diluted (m)	$3.20	$1.19

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairment charges and gains from the sale of the PCB Test business and the facilities in Rosenheim, Germany and in Penang, Malaysia have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	22.7% and 0.5% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate the gains generated from the sale of the PCB Test business and the facilities in Rosenheim, Germany and Penang Malaysia.
(h)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(i)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(j)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(k)	20.5% and 12.0% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The twelve months ended December 26, 2020  was computed using 42,714 shares outstanding, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods were calculated utilizing the GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	December 25,	September 25,	December 26,
	2021	2021	2020

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$84,394	$95,705	$91,241
Non-GAAP adjustments to cost of sales (as scheduled above)	270	(597)	(272)
Gross profit - Non-GAAP basis	$84,664	$95,108	$90,969

As a percentage of net sales:
GAAP gross profit	44.0%	42.5%	45.1%
Non-GAAP gross profit	44.1%	42.3%	45.0%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$20,889	$23,733	$14,861
Income tax provision (benefit)	(3,607)	7,392	405
Interest expense	1,041	966	2,855
Interest income	(42)	(53)	(14)
Amortization of purchased intangible assets	8,246	8,879	9,898
Depreciation	3,219	3,226	3,565
Amortization of cloud-based software implementation costs (2)	487	409	360
Loss on extinguishment of debt	-	1,650	25
Other non-GAAP adjustments (as scheduled above)	8,140	2,819	10,458
Adjusted EBITDA	$38,373	$49,021	$42,413

As a percentage of net sales:
Net income - GAAP Basis	10.9%	10.5%	7.3%
Adjusted EBITDA	20.0%	21.8%	21.0%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$61,900	$62,079	$72,467
Non-GAAP adjustments to operating expenses (as scheduled above)	(11,177)	(12,530)	(20,773)
Operating Expenses - Non-GAAP basis	$50,723	$49,549	$51,694

(1)	Excludes amortization of $6,376, $6,988 and $7,541 for the three months ending December 25, 2021, September 25, 2021 and December 26, 2020, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Twelve Months Ended
	December 25,	December 26,
	2021	2020
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$386,961	$271,782
Non-GAAP adjustments to cost of sales (as scheduled above)	263	4,650
Gross profit - Non-GAAP basis	$387,224	$276,432

As a percentage of net sales:
GAAP gross profit	43.6%	42.7%
Non-GAAP gross profit	43.6%	43.5%

Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$167,325	$(13,801)
Income from discontinued operations	-	(42)
Income tax provision	25,019	666
Interest expense	6,413	13,759
Interest income	(239)	(224)
Amortization of purchased intangible assets	35,414	38,746
Depreciation	13,153	14,000
Amortization of cloud-based software implementation costs (2)	1,644	1,191
(Gain) loss on extinguishment of debt	3,411	(268)
Other non-GAAP adjustments (as scheduled above)	(55,282)	33,524
Adjusted EBITDA	$196,858	$87,551

As a percentage of net sales:
Net income (loss) - GAAP Basis	18.9%	(2.2)%
Adjusted EBITDA	22.2%	13.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$256,258	$268,522
Non-GAAP adjustments to operating expenses (as scheduled above)	(51,119)	(68,494)
Operating Expenses - Non-GAAP basis	$205,139	$200,028

(1)	Excludes amortization of $27,508 and $29,510 for the twelve months ending December 25, 2021 and December 26, 2020, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.